EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
St. Lawrence Energy Corp.
Palo Alto, CA

I hereby consent to the incorporation in this Annual Report on Form 10-K my report dated April 10, 2008, relating to the financial statements for the fiscal year ended December 31,2007.

/S/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant

May 15, 2009